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                                                                    EXHIBIT 10.2
                                                                    ------------





                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------


     NONE OF THIS NOTE OR THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF, OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH PREFERRED STOCK (COLLECTIVELY, THE "SECURITIES"), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. AS SET FORTH HEREIN, THIS NOTE IS NOT NEGOTIABLE. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (II) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.


U.S. $_______________                                Dated:  December 19, 1997


     1.  Principal.  FOR VALUE RECEIVED, the undersigned, DIGITAL SOUND
         ---------
CORPORATION, a California corporation ("Maker"), HEREBY PROMISES TO PAY to _________________ (the "Holder"), the aggregate sum of _________________________
U.S. dollars (U.S. $_________________) (the "Principal"), plus interest thereon from the date hereof on the unpaid principal amount at the rate of seven percent (7.0%) per annum (on the basis of a 365-day year and the actual number of days elapsed).

     2.  Payment of Principal.  Unless converted pursuant to Section 4 or
         --------------------
accelerated pursuant to Sections 5 or 6 of this Note, all unpaid principal and accrued and unpaid interest under this Note shall be due and payable in full on the first anniversary of the date of this Note set forth above (the "Maturity Date").

     3.  Manner of Payment.  Payment of all unpaid principal and accrued and
         -----------------
unpaid interest in accordance with Section 2 above shall be payable to Holder by certified check in lawful currency of the United States of America delivered to the following address:

               [address]
or to such address as Holder shall notify Maker in writing; provided that such change of address notice is made in accordance with Section 6 hereof and is received by Maker not less than five (5) business days prior to the Maturity Date. As used herein, "business day" means a day other than a Saturday, Sunday or a day on which banks are authorized to close in Los Angeles, California.


     5.   Conversion.
          ----------

          (a) Upon the occurrence of Shareholder Approval (as defined below), the outstanding Principal represented by this Note shall automatically be converted into the number of shares of the Maker's Series B Convertible Preferred Stock determined by dividing the Principal amount by $7.50 (the "Number of Conversion Shares"). "Shareholder Approval" means approval by the shareholders of the Maker of an amendment to the Maker's Ninth Amended and Restated Articles of Incorporation authorizing a sufficient number of shares of the Maker's Common Stock ("Common Stock") to permit the conversion of this Note and all Notes of like tenor and the securities issuable on conversion thereof into Common Stock, after taking into consideration all outstanding shares of Common Stock and all shares of Common Stock reserved for issuance upon conversion of all outstanding convertible securities of Maker and reserved for issuance upon exercise of all outstanding options, warrants, rights, or similar securities of Maker that may be exercised or exchanged by the holder thereof for shares of Common Stock. The foregoing notwithstanding, any change in the Conversion Price (as defined in the Maker's Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock) that occurs prior to such automatic conversion shall apply equally to the Series B Convertible Preferred Stock issuable upon conversion as if such shares had been outstanding at the time of such adjustment.

Upon the automatic conversion specified in the paragraph above, the outstanding Principal represented by this Note shall be converted automatically without any further action by the Holder and whether or not this Note is surrendered to the Maker for cancellation. Upon the occurrence of such automatic conversion of this Note, the Holder shall surrender this Note to the Maker for cancellation or, if not surrendered, such notation shall be made in the books and records of the Maker and be binding on the Holder and any transferee thereof. Thereupon, there shall be issued and delivered to the Holder promptly at such office and in its name as shown on this Note, a certificate or certificates for the number of shares of Series B Convertible Preferred Stock into which this Note was converted on the date on which such automatic conversion occurred. Upon conversion in full, this Note and all obligations pursuant to this Note shall be deemed paid and satisfied in full and this Note shall be cancelled. No interest, accrued or unpaid, shall be due or payable upon conversion as set forth herein.

          (b) If the Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Series B Convertible Preferred Stock, the Number of Conversion Shares in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date hereof combines the outstanding shares of Series B Convertible

Preferred Stock into a smaller number of shares, the Number of Conversion Shares in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) If the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Series B Convertible Preferred Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Series B Convertible Preferred Stock, in each such event provision shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of shares of Series B Convertible Preferred Stock receivable thereupon, the amount of securities of the Company which they would have received had such Note been converted into Series B Convertible Preferred Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Holder or with respect to such other securities by their terms.

          (d) If at any time and from time to time after the date hereof the Series B Convertible Preferred Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4) in any such event the Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Series B Convertible Preferred Stock into which such shares of this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          [The following Section (e) is to be added in the Note of Microsoft Corporation only:]

          [(e) Notwithstanding any other provision to the contrary, to the extent that conversion of all or any portion of this Note for any reason would result in Holder's acquiring beneficial ownership of an aggregate of twenty percent (20%) or more of the outstanding voting securities of Maker and such event would or might reasonably be expected to result in the termination of any Material Contract (as defined in the Preferred Stock Purchase Agreement (as defined below)), then Maker shall be entitled to pre-pay at any time such portion of the Note rather than convert such portion of the Note into voting securities of the Maker.]

          Nothing contained in this Note shall be construed as conferring upon the Holder or any other holder hereof any rights as a shareholder of the Maker prior to the automatic conversion of this Note pursuant to this Section 4.

          The Maker will not be required to issue fractional shares upon conversion of this Note pursuant to this Section 4. If any fraction of a share would be issuable upon conversion of this Note, the Holder shall receive the next highest integral number of shares of Series B Convertible Preferred Stock.


     6.   Default.
          -------

          (a) An "Event of Default" occurs if, prior to the Maturity Date and while this Note is outstanding: (i) the Company fails to pay to the Holder on the Maturity Date the Principal and all accrued interest thereon; (ii) the Company, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that: (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian for the Company or for all or substantially all of its property, (C) orders the liquidation of the Company, or (D) requires all or substantially all of the Company's property to be sold or otherwise transferred; (iv) all or substantially all of the Company's property shall be sold or otherwise transferred in any foreclosure action; (v) the Company's shareholder vote at a duly held meeting of such shareholders at which a quorum is present on a resolution that would constitute Shareholder Approval if duly approved by such shareholders, and such resolution is not duly approved by such shareholders at such meeting (including any adjournments thereof); (vi) the Company shall breach or be in default of any representation, warranty, covenant or agreement made by it in the Preferred Stock Purchase Agreement (as defined below) that results in a Material Adverse Effect (as defined in the Preferred Stock Purchase Agreement) on the Company or (vii) the Company shall breach or be in default of Section 8(b) of the Preferred Stock Purchase Agreement.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidation or similar official under any Bankruptcy Law. Nothing in this Section 5 shall limit the effect of Section 6.

          (b) If an Event of Default occurs and is continuing, the Holder of this Note may declare the Principal and all accrued interest to be due and payable by sending notice to the Company. Upon such declaration, the Principal and all accrued interest thereon shall be due and payable immediately.

     7.   Liquidation, Etc.
          -----------------

         (a) In the event of (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger or consolidation of the Company with another corporation (other than a wholly owned subsidiary of the Company) in which the Company shall not be the survivor, (iii) the sale, transfer or lease (other than a transfer or lease to a bona fide lender to secure an obligation of the Company) of all or substantially all of the assets of the Company, or (iv) a sale by the Company (other than pursuant to the Preferred Stock Purchase Agreement or pursuant to the conversion of any or all Convertible Promissory Note or Notes) of more than 51% of the outstanding voting stock of the Company, there shall be deemed to be a liquidation of the Company for purposes of this Note; provided that, if the stockholders of the Company immediately prior to any transaction described in clauses (i) through (iv) above are the holders of at least 51% of the outstanding voting securities of the surviving or acquiring corporation or entity immediately after the completion of the transaction (for purposes of this calculation, securities that any stockholder of the Company owned prior to the transaction as a securities holder of another party to the transaction shall be disregarded), then such merger, consolidation, sale, transfer, or lease shall not be deemed to be a liquidation of the Company.

         (b) If there is a liquidation or deemed liquidation of the Company pursuant to Section 6(a), then, without demand or notice, the Principal and all accrued interest thereon shall be due and payable immediately.

     8.  Holder Representations.  In issuing this Note, Maker is relying on the
         ----------------------
representations as set forth in Section 6 of the Preferred Stock Purchase Agreement, dated as of the date hereof by and among Maker, Holder and each of the Persons named in Annex A thereto (the "Preferred Stock Purchase Agreement").

     9.  Notices.  Notices sent by the Maker or Holder hereunder shall be made
         -------
in writing in accordance with Section 11.2 of the Preferred Stock Purchase Agreement or as the Maker and Holder may otherwise agree in writing.

     10. Headings.  Headings used in this Note have been inserted for
         --------
convenience of reference only and do not constitute a part hereof.

     11. Choice of Law.  It is the intention of the parties that the internal
         -------------
laws, and not the laws of conflicts, of California should govern the enforceability and validity of this Note, the construction of its terms and the interpretation of the rights and duties of the parties.

     12. Successors, Assignees and Transferees.  This Note shall be binding
         -------------------------------------
upon and shall inure to the benefit of Holder and Maker and their respective heirs, successors and permitted assigns.



                           (Signature page follows)

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[Convertible Promissory Notes]


                                 DIGITAL SOUND CORPORATION,
                                 a California corporation


                                 By:  /s/ Mark C. Ozur
                                    ---------------------------
                                      Mark C. Ozur, President